Exhibit (3)(ii)

                             BY-LAWS

                               of

                    THE HARTFORD STEAM BOILER
                INSPECTION AND INSURANCE COMPANY
                   AMENDED AS OF JULY 24, 1995


                           ARTICLE I.
                     STOCKHOLDERS' MEETINGS

     All meetings of the Stockholders shall be held in the City of Hartford or such other place within Connecticut as the Board of Directors may appoint. The Annual Meeting shall be held on the 3rd Tuesday of April in each year or on some other day within two (2) months thereafter as fixed by the Board of Directors. Special meetings of the Stockholders may be held at such time as fixed by the Board of Directors. Notice of every meeting of the Stockholders and of the time and place thereof shall be given as required by law. At each meeting of the Stockholders the President or Chairman of the Board shall preside and act as Chairman. The Chairman may appoint a Committee on Proxies to receive, count and report the votes cast in person at such meeting and the votes represented by proxies. The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the Stockholders. If a quorum is not present at such meeting, the Stockholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be given to Stockholders not present or represented at the meeting.

     Regulations for the conduct of a meeting of Stockholders may be prescribed by the Chairman or at the Chairman's option be adopted by the Stockholders present by voice vote or by ballot.

     At any meeting of the Stockholders, only such business may be conducted as shall have been properly brought before the meeting and as shall have been determined to be lawful and appropriate for consideration by Stockholders at the meeting. To be properly brought before a meeting business must be (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairman of the meeting, or (c) otherwise properly brought before the meeting by a Stockholder. For business to be properly brought before a meeting by a Stockholder pursuant to clause (c) above, the Stockholder must have given timely notice thereof in proper written form to the Corporate Secretary. To be timely, a Stockholder's notice to the Corporate Secretary must be delivered to or mailed and received by the Corporate Secretary of the Company not less than sixty nor more than ninety days prior to the anniversary of the date on which the immediately preceding Annual Meeting of the Stockholders was convened; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the Stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Such Stockholder's notice shall set forth as to each matter the Stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of such Stockholder, (c) the class and number of shares of capital stock of the Company which are beneficially held by such Stockholder and (d) any material interest of such Stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures set forth herein, or that business was not lawful or appropriate for consideration by Stockholders at the meeting, and if the Chairman of the meeting should so determine, the Chairman of the meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted at that meeting.

     Nominations of persons for election to the Board of Directors of the Company may be made by the Board of Directors or by any Stockholder entitled to vote for the election of Directors in compliance with the notice procedures set forth herein. Any Stockholder entitled to vote for the election of Directors at a meeting may nominate persons for the election of Directors only if timely written notice of such Stockholder's intent is given to the Corporate Secretary. To be timely, a Stockholder's notice to the Corporate Secretary must be delivered to or mailed and received by the Corporate Secretary of the Company not less than sixty days nor more than ninety days prior to the anniversary of the date on which the immediately preceding Annual Meeting of the Stockholders was convened; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the Stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Such Stockholder's notice shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) as to the Stockholder giving the notice, (i) the name and address, as they appear on the Company's books, of such Stockholder and, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such Stockholder. If the Chairman of the meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void.


                           ARTICLE II.
                            DIRECTORS

     The Board of Directors shall be composed of not less than 9 nor more than 14 members, the exact number of directorships to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. No person shall serve as Director beyond the date of the first Annual Meeting of Stockholders held subsequent to the Director's seventieth birthday.

     Directly following the Annual Meeting of the Stockholders, the Board of Directors shall meet for the appointment of committees and for the election of Officers and the transaction of any other business.

     Regular and special meetings of the Board of Directors shall be held as determined by the Directors.

     At any meetings of the Board of Directors, six (6) Directors shall constitute a quorum for the transaction of business.
Action of the Board of Directors shall be by majority vote of the Directors present. The compensation of Directors shall be determined by the Board of Directors.


                          ARTICLE III.
                           COMMITTEES

     The Board of Directors may, by resolution adopted by a majority vote of the Directors present at a meeting at which a quorum is present, designate two or more Directors to constitute an executive committee or other committees, which committees shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution.

     The Board of Directors may, by resolution adopted by a majority vote of the Directors present at a meeting at which a quorum is present, designate one or more Directors as alternate members of such committees who may replace any absent member at any meeting of such committees upon such notice and in such manner as may be provided in the vote designating such alternate members.


                           ARTICLE IV.
                            OFFICERS

     There shall be a President and there may be a Chairman of the Board, each elected by the Board of Directors from their own number. The President shall be the chief executive officer and responsible under the direction of the Board of Directors for the supervision, management and active control of the affairs and properties of the Company.

     The Board of Directors shall also elect a Corporate
Secretary, a Treasurer, one or more Senior Vice Presidents and one or more Vice Presidents and may elect one or more Executive
Vice Presidents.

     The President shall appoint such other Officers as may be required for the prompt and orderly transaction of the business of the Company.

     The Officers (or any Officer) shall be elected or appointed to hold office until the next Annual Meeting. Any Officer may be removed at the pleasure of the Directors and any appointed
Officer may also be removed by the President.

     The Officers shall be subject to the direction of and shall have such authority and perform such duties as may be assigned from time to time by the Board of Directors or the President.

                           ARTICLE V.
                           AMENDMENTS

     These by-laws may be altered, amended, added to or repealed by a majority of the entire Board of Directors at any meeting of said Board, provided that notice thereof shall have been given in the notice of such meeting.

STATE OF CONNECTICUT,
                         ss.       Hartford, CT..............19
COUNTY OF HARTFORD.

     The foregoing is a true copy of the by-laws of THE HARTFORD
STEAM BOILER INSPECTION AND INSURANCE COMPANY.

                                   Attest:.......................
                                        Corporate Secretary